CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus and to the use of our report dated February 18, 2000 with respect to the statutory-basis financial statements and schedules of PFL Insurance Company, included in Post-Effective Amendment No. 1 to the PFL Registration Statement (Form S-6 No. 333-87023) and related Prospectus of PFL Variable Life Account A.

                                                               ERNST & YOUNG LLP


Des Moines, Iowa
April 24, 2000